As filed with the Securities and Exchange Commission on June 15, 1994

                                   Registration No. _______________________
===========================================================================
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                         ----------------
                            FORM  S-8
                     REGISTRATION  STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                         ----------------
                O G D E N   C O R P O R A T I O N
          (Exact Name of issuer as specified in charter)

     DELAWARE                                 13-5549268
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)


               Two Pennsylvania Plaza - 25th Floor
                    New York, New York 10121
       (Address of Principal Executive Offices) (Zip Code)
                         ----------------

                        OGDEN CORPORATION
                     1990 STOCK OPTION PLAN
           AMENDED AND RESTATED AS OF JANUARY 19, 1994
                    (Full title of the plan)

                      J. L. Effinger, Esq.
            Associate Counsel and Assistant Secretary
                             Ogden Corporation
                     Two Pennsylvania Plaza
                    New York, New York 10121
                         (212) 868-6126
     (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
   ==========================================================

                 CALCULATION OF REGISTRATION FEE

============================================================================
Title of            Amount to be  Proposed       Proposed        Amount
each class          registered    Maximum        Maximum         of
of securities                     Offering       Aggregate       Registration
to be                             Price per      Offering        Fee
Registered                        Share/Unit(*)  Price
- ----------------------------------------------------------------------------

Common Stock,       3,200,000      $ 22.25       $ 71,200,000    $ 24,551.72
par value           Shares
$.50 per share

Rights to           3,200,000      $ (**)        $ (**)          $ (**)
Purchase            Rights
Preferred Stock

(*) Estimated solely for the purpose of calculating the amount of the registration fee, with respect to shares subject to options granted prior to the date hereof, pursuant to Rule 457(h) on the basis of the exercise prices of such options and, with respect to remaining shares, pursuant to Rule 457(c), on the basis of the average of the high and low prices reported on the New York Stock Exchange-Composite Tape on June
     13, 1994.

(**) Included in the amounts indicated with respect to the Common Stock.

                              PART II

       Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

          (a) The Annual Report on Form 10-K of Ogden Corporation (the "Registrant") for the year ended December 31, 1993.

          (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act since
               December 31, 1993.

          (c) The description of the Registrant's Common Stock and the Rights to Purchase Preferred Stock contained in a registration statement filed under
               Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not Applicable

Item 5.   Interest of Named Experts and Counsel

          Not Applicable

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides for indemnification of a director or officer against expenses, judgements, fines and other amounts incurred in connection with actions against him, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, or for a criminal matter, if he had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then only if and to the extent that the appropriate court determines that such person is fairly and reasonably entitled to such indemnification. Section 145 (f) of the Delaware Law permits advancement of expenses to a director or officer in such actions. In addition, Section 102(b) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director for monetary damages for breach of his fiduciary duty of care, but not for breaches of loyalty to the corporation and its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or transactions from which a director derives improper benefit.

          Section 16-A of the Registrant's By-Laws, as amended, provides for indemnification of the Registrant's directors and officers to the full extent permitted under the Delaware Law.
Section 20 of the Registrant's Certificate of Incorporation, as amended, also eliminates the personal liability of the Registrant's directors for monetary damages for breach of fiduciary duty to the extent permitted under the Delaware Law.

          In addition, the Registrant has in force directors' and officers' liability insurance and corporate reimbursement insurance.

Item 7.   Exemption From Registration Claimed

          Not Applicable

Item 8.   Exhibits

          Exhibit Number

          (4)  (a)       Ogden's Restated Certificate of
                         Incorporation as amended (filed as
                         Exhibit (4)(a) to Ogden's Form 10-Q for
                         the quarter ended September 30, 1990 and incorporated herein by reference).

               (b) Ogden's By-Laws, as amended (filed as Exhibit (3)(2) to Ogden's Form 10-K for fiscal year ended December 31, 1993 and incorporated herein by reference).

               (c) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of June 1, 1987 and Offering Memorandum dated June 12, 1987, relating to U.S. $85 million Ogden 6% Convertible Subordinated Debentures, Due 2002 (filed as Exhibits
                         (C) (3) and (C) (4) to Ogden's Form 8-k
                         filed with the Securities and Exchange
                         Commission on July 7, 1987 and
                         incorporated herein by reference).

               (d) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of October 15, 1987, and Offering Memorandum, dated October 15, 1987, relating to U.S. $75 million Ogden 5-3/4% Convertible Subordinated Debentures, Due 2002 (Filed as Exhibit (4) to Ogden's Form S-3 Registration Statement filed with the Securities and Exchange Commission on December 4, 1987, Registration No. 33-18875, and incorporated herein by reference).

               (e) Rights Agreement, dated as of September 20, 1990, between Ogden and Manufacturers Hanover Trust Company as Rights Agent (filed as an exhibit to Ogden's Form 8-A Registration Statement filed with the Securities and Exchange Commission on September 28, 1990).

               (f) Indenture dated as of March 1, 1992 from Ogden Corporation to The Bank of New York, Trustee, which provides for the issuance by Ogden from time to time of its unsecured notes in one or more series (filed as Exhibit (4)(c) to Ogden's Form 10-K for fiscal year ended December 31, 1991, and incorporated herein by reference).

          (5)            Opinion regarding Legality

          (23)           Consent of  Independent Auditors


Item 9.   Undertakings

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a) (3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (c) (1) (i) and (c) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference herein.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 17, 1994.


                                        OGDEN CORPORATION
                                           (Registrant)


                                   By:/S/ R. Richard Ablon
                                      R. Richard Ablon, President
                                      and Chief Executive Officer




                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. L. Effinger and Lynde H. Coit true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Security Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 17, 1994.












Signature                          Title


/S/ Ralph E. Ablon                 Chairman of the Board of
Ralph E. Ablon                     Directors, Director


/S/ R. Richard Ablon               President and Chief
R. Richard Ablon                   Executive Officer, Director


/S/ Robert M. DiGia                Vice President and Controller
Robert M. DiGia                    (Chief Accounting Officer)


/S/ Philip G. Husby                Senior Vice President and Chief
Philip G. Husby                    Financial Officer


/S/ David M. Abshire               Director
David M. Abshire


/S/ Constantine G. Caras           Director
Constantine G. Caras


/S/ Norman G. Einspruch            Director
Norman G. Einspruch


/S/ Rita R. Fraad                  Director
Rita R. Fraad


/S/ Attallah Kappas                Director
Attallah Kappas


/S/ Terry Allen Kramer             Director
Terry Allen Kramer


/S/ Maria P. Monet                 Director
Maria P. Monet


/S/ Judith D. Moyers               Director
Judith D. Moyers




/S/ Homer A. Neal                  Director
Homer A. Neal


/S/ Stanford S. Penner             Director
Stanford S. Penner


/S/ Frederick Seitz                Director
Frederick Seitz


/S/ Robert E. Smith                Director
Robert E. Smith


/S/ Abraham Zaleznik               Director
Abraham Zaleznik



































                        INDEX TO EXHIBITS


Exhibit No.                   Exhibit

4    (a)            Ogden's Restated Certificate
                    of Incorporation as amended
                    (filed as exhibit (4)(a) to
                    Ogden's Form 10-Q for the
                    quarter ended September 30,
                    1990 and incorporated herein
                    by reference).

     (b)            Ogden By-Laws, as amended (filed
                    as Exhibit (3)(2) to Ogden's Form
                    10-K for fiscal year ended Decem-
                    ber 31, 1992 and incorporated
                    herein by reference).

     (c)            Fiscal Agency Agreement between
                    Ogden and Bankers Trust Company,
                    dated as of June 1, 1987, and Offering
                    Memorandum dated June 12, 1987,
                    relating to U.S. $85 million Ogden
                    6% Convertible Subordinated Debentures,
                    Due 2002 (filed as Exhibits (C) (3)
                    and (C) (4) to Ogden's Form 8-K
                    filed with the Securities and
                    Exchange Commission on July 7, 1987
                    and incorporated herein by reference).

     (d) Fiscal Agency Agreement between Ogden and Bankers Trust Company, dated as of October 15, 1987, and Offering Memoran-dum, dated October 15, 1987, relating to U.S. $75 million Ogden 5-3/4% Convertible Subordinated Debentures,
                    Due 2002 (filed as Exhibit (4) to
                    Ogden's Form S-3 Registration State-
                    ment filed with the Securities and
                    Exchange Commission on December 4, 1987,
                    Registration No. 33-18875, and incor-
                    porated herein by reference).

     (e) Rights Agreement, dated as of September 20, 1990, between Ogden and Manufacturers Hanover Trust Company as Rights Agent (filed as an exhibit to Ogden's Form 8-A Registration Statement filed with the Securities and Exchange Commission on September 28, 1990).


     (f) Indenture dated as of March 1, 1992 from Ogden Corporation to The Bank of New York, Trustee, which provides for the issuance by Ogden from time to time of its unsecured notes in one or more series (filed as Exhibit
                    (4)(c) to Ogden's Form 10-K for fiscal year ended December 31, 1991, and incorporated herein by reference).

5                   Opinion regarding Legality

23                  Consent of  Independent Auditors








































                              I - 2